EXHIBIT 99.1

RLI REPORTS SECOND QUARTER 2024 RESULTS

PEORIA, ILLINOIS, July 22, 2024 – RLI Corp. (NYSE: RLI) – RLI Corp. reported second quarter 2024 net earnings of $82.0 million ($1.78 per share), compared to $77.7 million ($1.69 per share) for the second quarter of 2023. Operating earnings(1) for the second quarter of 2024 were $79.3 million ($1.72 per share), compared to $53.3 million ($1.16 per share) for the same period in 2023.

	Second Quarter		Year to Date
Earnings Per Diluted Share	2024	2023	2024	2023
Net earnings	$1.78	$1.69	$4.55	$3.83
Operating earnings (1)	$1.72	$1.16	$3.61	$2.79

(1)	See discussion below: Non-GAAP and Performance Measures.

Highlights for the quarter included:

●	Underwriting income(1) of $70.0 million on a combined ratio(1) of 81.5.
●	11% increase in gross premiums written.
●	18% increase in net investment income.
●	Favorable development in prior years’ loss reserves resulted in a $19.8 million net increase in underwriting income.
●	Book value per share of $34.64, an increase of 14% (inclusive of dividends) from year-end 2023.

“We delivered excellent results in the second quarter and reported an 82 combined ratio, 11% growth in gross premiums written and 18% increase in investment income," said RLI Corp. President & CEO Craig Kliethermes. “We are pleased with the balanced growth we achieved across our product portfolio. The casualty and surety segments continued to find opportunities for expansion, while market conditions in our property segment allowed us to demonstrate our underwriting discipline. Our performance during the quarter highlights the value of RLI’s underwriting-focused business model and strength of our diversified portfolio.”

Underwriting Income

RLI achieved $70.0 million of underwriting income in the second quarter of 2024 on an 81.5 combined ratio, compared to $41.2 million on an 87.2 combined ratio in 2023.

Results for both years include favorable development in prior years’ loss reserves, which resulted in a $19.8 million and $17.0 million net increase to underwriting income in 2024 and 2023, respectively.

The following table highlights underwriting income and combined ratios by segment.

Underwriting Income(1)			Combined Ratio(1)
(in millions)	2024	2023		2024	2023
Casualty	$10.3	$7.0	Casualty	95.1	96.3
Property	53.2	25.9	Property	60.3	74.6
Surety	6.5	8.3	Surety	81.8	75.0
Total	$70.0	$41.2	Total	81.5	87.2

(1)	See discussion below: Non-GAAP and Performance Measures.

Other Income

Net investment income for the quarter increased 18.0% to $34.0 million, compared to the same period in 2023. The investment portfolio’s total return was 0.9% for the quarter and 2.7% for the six months ended June 30, 2024.

RLI’s comprehensive earnings were $74.1 million for the quarter ($1.61 per share), compared to $57.9 million ($1.26 per share) for the same quarter in 2023. In addition to net earnings, comprehensive earnings included after-tax unrealized losses from the fixed income portfolio, due to rising interest rates.

Dividends Paid in Second Quarter of 2024

On June 20, 2024, the company paid a regular quarterly dividend of $0.29 per share, a $0.02 increase over the prior quarter. RLI’s cumulative dividends total more than $819 million paid over the last five years.

Non-GAAP and Performance Measures

Management has included certain non-generally accepted accounting principles (non-GAAP) financial measures in presenting the company’s results. Management believes that these non-GAAP measures further explain the company’s results of operations and allow for a more complete understanding of the underlying trends in the company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (GAAP). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Operating earnings and operating earnings per share (EPS) consist of our GAAP net earnings adjusted by net realized gains/(losses), net unrealized gains/(losses) on equity securities and taxes related thereto. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and operating EPS. A reconciliation of the operating earnings and operating EPS to the comparable GAAP financial measures is included in the 2024 financial highlights below.

Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting loss and settlement expenses, policy acquisition costs and insurance operating expenses from net premium earned, which are all GAAP financial measures. The combined ratio, which is derived from components of underwriting income, is a performance measure commonly used by property and casualty insurance companies and is calculated as the sum of loss and settlement expenses, policy acquisition costs and insurance operating expenses, divided by net premiums earned, which are all GAAP measures.

Other News

On July 11, 2024, RLI was named one of the insurance industry’s top-performing companies by Ward Benchmarking, a business unit of Aon, for the 34th consecutive year. RLI is the only property & casualty insurance company to be recognized as a Ward’s 50® P&C Top Performer every year since the list’s inception in 1991.

At 10 a.m. central daylight time (CDT) on July 23, 2024, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion at https://events.q4inc.com/attendee/427115749.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company's filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2023.

About RLI

RLI Corp. (NYSE: RLI) is a specialty insurer serving niche property, casualty and surety markets. The company provides deep underwriting expertise and superior service to commercial and personal lines customers nationwide. RLI’s products are offered through its insurance subsidiaries – RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company. All of RLI’s insurance subsidiaries are rated A+ (Superior) by AM Best Company. RLI has paid and increased regular dividends for 49 consecutive years and delivered underwriting profits for 28 consecutive years. To learn more about RLI, visit www.rlicorp.com.

Media Contact

Aaron Diefenthaler

Chief Investment Officer & Treasurer

309-693-5846

Aaron.Diefenthaler@rlicorp.com

Supplemental disclosure regarding the earnings impact of specific items:

	Reserve Development(1) and Catastrophe Losses,
	Net of Reinsurance
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in millions, except per share amounts)	2024	2023	2024	2023
Favorable development in casualty prior years' reserves	$12.8	$9.0	$31.0	$44.9
Favorable development in property prior years' reserves	$5.3	$3.5	$24.1	$16.1
Favorable development in surety prior years' reserves	$2.4	$4.2	$7.8	$7.4

Net incurred losses related to:
2024 storms	$(16.0)	$—	$(28.0)	$—
2023 and prior events	$2.0	$(15.0)	$2.0	$(18.9)

	Operating Earnings Per Share
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Operating Earnings Per Share(2)	$1.72	$1.16	$3.61	$2.79

Specific items included in operating earnings per share:(1) (3)
Net favorable development in casualty prior years' reserves	$0.19	$0.14	$0.42	$0.66
Net favorable development in property prior years' reserves	$0.08	$0.05	$0.38	$0.24
Net favorable development in surety prior years' reserves	$0.04	$0.07	$0.12	$0.11

Net incurred losses related to:
2024 storms	$(0.24)	$—	$(0.41)	$—
2023 and prior events	$0.03	$(0.23)	$0.03	$(0.28)

(1)	Reserve development reflects changes from previously estimated losses.
(2)	See discussion above: Non-GAAP and Performance Measures.
(3)

Items included in operating earnings per share are after tax and incorporates incentive and profit sharing-related impacts which affected policy acquisition, insurance operating and general corporate expenses.

RLI CORP

2024 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
SUMMARIZED INCOME STATEMENT DATA:	2024	2023	% Change	2024	2023	% Change
Net premiums earned	$379,065	$322,280	17.6%	$739,741	$630,003	17.4%
Net investment income	33,961	28,788	18.0%	66,808	55,872	19.6%
Net realized gains (losses)	(192)	5,580	NM	5,802	20,200	(71.3)%
Net unrealized gains on equity securities	3,608	25,214	(85.7)%	48,922	40,710	20.2%
Consolidated revenue	$416,442	$381,862	9.1%	$861,273	$746,785	15.3%
Loss and settlement expenses	167,799	153,943	9.0%	311,623	268,431	16.1%
Policy acquisition costs	113,921	102,626	11.0%	224,375	204,070	10.0%
Insurance operating expenses	27,321	24,510	11.5%	56,024	48,411	15.7%
Interest expense on debt	1,604	2,047	(21.6)%	3,222	4,055	(20.5)%
General corporate expenses	4,140	4,219	(1.9)%	9,150	8,433	8.5%
Total expenses	$314,785	$287,345	9.5%	$604,394	$533,400	13.3%
Equity in earnings of unconsolidated investees	1,646	1,514	8.7%	6,415	5,437	18.0%
Earnings before income taxes	$103,303	$96,031	7.6%	$263,294	$218,822	20.3%
Income tax expense	21,311	18,379	16.0%	53,402	42,359	26.1%
Net earnings	$81,992	$77,652	5.6%	$209,892	$176,463	18.9%

Other comprehensive earnings (loss), net of tax	(7,843)	(19,721)	(60.2)%	(20,514)	17,986	NM
Comprehensive earnings	$74,149	$57,931	28.0%	$189,378	$194,449	(2.6)%

Operating earnings(1):
Net earnings	$81,992	$77,652	5.6%	$209,892	$176,463	18.9%
Less:
Net realized (gains) losses	192	(5,580)	NM	(5,802)	(20,200)	(71.3)%
Income tax on realized gains (losses)	(41)	1,171	NM	1,218	4,242	(71.3)%
Net unrealized gains on equity securities	(3,608)	(25,214)	(85.7)%	(48,922)	(40,710)	20.2%
Income tax on unrealized gains on equity securities	757	5,295	(85.7)%	10,273	8,549	20.2%
Operating earnings	$79,292	$53,324	48.7%	$166,659	$128,344	29.9%

Return on Equity:
Net earnings (trailing four quarters)				23.6%	56.9%
Comprehensive earnings (trailing four quarters)				25.3%	53.1%

Per Share Data:
Diluted:
Weighted average shares outstanding (in 000's)	46,179	46,044		46,169	46,045

Net earnings per share	$1.78	$1.69	5.3%	$4.55	$3.83	18.8%
Less:
Net realized (gains) losses	—	(0.12)	NM	(0.13)	(0.44)	(70.5)%
Income tax on realized gains (losses)	—	0.03	NM	0.03	0.09	(66.7)%
Net unrealized gains on equity securities	(0.08)	(0.55)	(85.5)%	(1.06)	(0.88)	20.5%
Income tax on unrealized gains on equity securities	0.02	0.11	(81.8)%	0.22	0.19	15.8%
Operating earnings per share(1)	$1.72	$1.16	48.3%	$3.61	$2.79	29.4%

Comprehensive earnings per share	$1.61	$1.26	27.8%	$4.10	$4.22	(2.8)%

Cash dividends per share - ordinary	$0.29	$0.27	7.4%	$0.56	$0.53	5.7%

Net cash flow provided by operations	$141,825	$174,376	(18.7)%	$212,771	$243,595	(12.7)%

(1)	See discussion above: Non-GAAP and Performance Measures.

NM = Not Meaningful

RLI CORP

2024 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	June 30,	December 31,
	2024	2023	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income, at fair value	$2,989,527	$2,855,849	4.7%
(amortized cost - $3,217,866 at 6/30/24)
(amortized cost - $3,054,391 at 12/31/23)
Equity securities, at fair value	666,563	590,041	13.0%
(cost - $381,138 at 6/30/24)
(cost - $354,022 at 12/31/23)
Short-term investments	125,865	134,923	(6.7)%
Other invested assets	55,364	59,081	(6.3)%
Cash and cash equivalents	50,030	36,424	37.4%
Total investments and cash	$3,887,349	$3,676,318	5.7%

Accrued investment income	26,683	24,062	10.9%
Premiums and reinsurance balances receivable	294,774	221,206	33.3%
Ceded unearned premiums	114,893	112,257	2.3%
Reinsurance balances recoverable on unpaid losses	782,288	757,349	3.3%
Deferred policy acquisition costs	167,295	146,566	14.1%
Property and equipment	46,574	46,715	(0.3)%
Investment in unconsolidated investees	67,249	56,966	18.1%
Goodwill and intangibles	53,562	53,562	0.0%
Income taxes - deferred	12,291	15,872	(22.6)%
Other assets	58,715	69,348	(15.3)%
Total assets	$5,511,673	$5,180,221	6.4%

Unpaid losses and settlement expenses	$2,544,622	$2,446,025	4.0%
Unearned premiums	992,754	892,326	11.3%
Reinsurance balances payable	38,968	71,507	(45.5)%
Funds held	107,235	101,446	5.7%
Income taxes - current	7,610	3,757	102.6%
Debt	100,000	100,000	—%
Accrued expenses	83,805	108,880	(23.0)%
Other liabilities	51,972	42,766	21.5%
Total liabilities	$3,926,966	$3,766,707	4.3%
Shareholders' equity	1,584,707	1,413,514	12.1%
Total liabilities & shareholders' equity	$5,511,673	$5,180,221	6.4%

OTHER DATA:
Common shares outstanding (in 000's)	45,746	45,640

Book value per share	$34.64	$30.97	11.9%
Closing stock price per share	$140.69	$133.12	5.7%

Statutory surplus	$1,708,501	$1,520,135	12.4%

RLI CORP

2024 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended June 30,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2024

Gross premiums written	$286,556		$236,014		$40,803		$563,373
Net premiums written	238,892		183,453		37,554		459,899
Net premiums earned	209,100		134,097		35,868		379,065
Net loss & settlement expenses	121,850	58.3%	41,382	30.9%	4,567	12.7%	167,799	44.3%
Net operating expenses	76,935	36.8%	39,535	29.4%	24,772	69.1%	141,242	37.2%
Underwriting income(1)	$10,315	95.1%	$53,180	60.3%	$6,529	81.8%	$70,024	81.5%

2023

Gross premiums written	$251,057		$221,889		$35,018		$507,964
Net premiums written	208,978		177,830		32,733		419,541
Net premiums earned	187,048		101,841		33,391		322,280
Net loss & settlement expenses	110,195	58.9%	41,139	40.4%	2,609	7.8%	153,943	47.8%
Net operating expenses	69,876	37.4%	34,825	34.2%	22,435	67.2%	127,136	39.4%
Underwriting income(1)	$6,977	96.3%	$25,877	74.6%	$8,347	75.0%	$41,201	87.2%

Six Months Ended June 30,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2024

Gross premiums written	$531,885		$416,378		$83,785		$1,032,048
Net premiums written	444,520		316,624		76,388		837,532
Net premiums earned	407,376		263,508		68,857		739,741
Net loss & settlement expenses	231,322	56.8%	73,959	28.1%	6,342	9.2%	311,623	42.1%
Net operating expenses	152,065	37.3%	78,653	29.8%	49,681	72.2%	280,399	37.9%
Underwriting income(1)	$23,989	94.1%	$110,896	57.9%	$12,834	81.4%	$147,719	80.0%

2023

Gross premiums written	$468,891		$380,735		$73,350		$922,976
Net premiums written	390,179		302,696		69,251		762,126
Net premiums earned	373,079		190,608		66,316		630,003
Net loss & settlement expenses	194,883	52.2%	67,576	35.5%	5,972	9.0%	268,431	42.6%
Net operating expenses	139,388	37.4%	68,772	36.0%	44,321	66.8%	252,481	40.1%
Underwriting income(1)	$38,808	89.6%	$54,260	71.5%	$16,023	75.8%	$109,091	82.7%

(1)	See discussion above: Non-GAAP and Performance Measures.